UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2014

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road
Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Career Education Corporation (the “Company”) held its Annual Meeting of Stockholders on June 3, 2014 and the following matters were voted on at that meeting:

(1)	The Company’s stockholders voted as follows to elect nine directors to the Company’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes:
Louis E. Caldera	43,895,673	230,224	69,257	13,773,702
Dennis H. Chookaszian	38,287,917	5,892,806	14,431	13,773,702
David W. Devonshire	42,521,785	1,658,938	14,431	13,773,702
Patrick W. Gross	33,286,735	10,893,988	14,431	13,773,702
Gregory L. Jackson	39,986,403	4,194,014	14,737	13,773,702
Thomas B. Lally	39,746,729	4,433,988	14,437	13,773,702
Ronald D. McCray	43,518,028	605,868	71,258	13,773,702
Scott W. Steffey	43,948,395	233,411	13,348	13,773,702
Leslie T. Thornton	42,131,145	2,046,901	17,108	13,773,702

(2)	The Company’s stockholders approved, on a nonbinding advisory basis, the executive compensation paid by the Company to its named executive officers, by the votes set forth in the table below:

Votes For:	Against:	Abstain:	Broker Non-Votes:
22,748,118	21,314,949	132,087	13,773,702

(3)	The Company’s stockholders voted as follows to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2014:

Votes For:	Against:	Abstain:	Broker Non-Votes
57,493,859	442,261	32,736	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: June 4, 2014